UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OPGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	06-1614015 (I.R.S. Employer Identification No.)

708 Quince Orchard Road, Suite 160 Gaithersburg, MD (Address of principal executive offices)	20878 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.01 par value per share	The NASDAQ Stock Market LLC
Warrants, exercisable for one share of common stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-202478

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

None
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

The descriptions of the shares of common stock, $0.01 par value per share, and the warrants to purchase shares of common stock of OpGen, Inc. (the “Company”) to be registered hereunder are set forth under the caption “Description of Securities” in Amendment No. 5 to the Company’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2015 (Registration No. 333-202478), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), and are hereby incorporated by reference.  In addition, the above referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

The securities of the Company have been approved for listing on The NASDAQ Stock Market LLC under the ticker symbols “OPGN” and “OPGNW.”

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 30, 2015

OPGEN, INC.
(Registrant)

By:	/s/ Timothy C. Dec
Name:	Timothy C. Dec
Title:	Chief Financial Officer